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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-15719) pertaining to the 1995 Stock Option Plan of Mafco Consolidated Group Inc. of our report dated February 11, 1997, with respect to the consolidated financial statements and schedules of Mafco Consolidated Group Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1996.


                                                       Ernst & Young LLP

New York, New York
March 26, 1997